JOINT FIDELITY BOND
AGREEMENT

AGREEMENT, made this day of May, 2011, by and between the parties as set forth in Schedule I, attached hereto and incorporated by reference of The Hennessy Funds, Inc. and its two series, the Hennessy Balanced Fund and the Hennessy Total Return Fund and The Hennessy Mutual Funds, Inc. and its three series, the Hennessy Cornerstone Growth Fund, the Hennessy Cornerstone Value Fund, and the Hennessy Focus 30 Fund, and the Hennessy Funds Trust and its three series, the Hennessy Cornerstone Growth Fund, Series II, Hennessy Cornerstone Large Growth Fund and Hennessy Select Large Value Fund and the Hennessy SPARX Funds Trust and its two series, the Hennessy Select SPARX Japan Fund and the Hennessy Select SPARX Japan Smaller Companies Fund.

In consideration of the mutual agreements set forth below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  The parties agree to obtain an Investment Companies Joint Fidelity Bond from an insurer or group of insurers, as required by the Securities and Exchange Commission (the "Commission") pursuant to Rule 17g-1 (the "Rule") under Section 17 (g) of the Investment Company Act of 1940, as amended, in an amount equal to at least the sum of the minimum fidelity bonds required for each of them from time to time under the Rule.

2.  The parties agree that each party shall pay that proportion of the total annual premium for such joint bond equal to the proportion that the gross assets of such party (with consideration to its individual series, if any) bear to the aggregate of the gross assets of the parties (with consideration to their individual series, if any) at the annual renewal of the joint fidelity bond.

3.  The parties agree that any increase in the total premium of the joint fidelity bond shall be paid by the party or parties whose increase in gross assets has resulted in such premium increase.

4.  The parties agree that if any recovery is received under such bond as a result of a loss sustained by each of the parties, each party shall receive an equitable and proportionate share of the recovery equal at least to the amount it would have received if it had maintained a separate fidelity bond in an amount equal to the minimum fidelity bond required for it from time to time under the Rule.

5.  Each party shall file a copy of this Agreement and any amendment hereto with the Commission in accordance with the requirements of the Rule.

6.  This Agreement shall supersede any prior agreement between the parties.

Disclaimer of Liability. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that this Agreement is executed by the Directors, Trustees and/or Officers of each entity by them not individually but as such Directors, Trustees and/or Officers of each entity, and the obligations hereunder are not binding upon any of the Directors, Trustees, Officers or Shareholders individually but bind only the estate of such entity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers as of the date first stated above.

HENNESSY BALANCED FUND and HENNESSY TOTAL RETURN FUND,
each a series of The Hennessy Funds, Inc.

By: ______________________________

Name: Daniel Steadman

Title: Executive Vice President

HENNESSY CORNERSTONE GROWTH FUND, HENNESSY CORNERSTONE VALUE FUND, and HENNESSY FOCUS 30 FUND,
each a series of The Hennessy Mutual Funds, Inc.

By: ______________________________

Name: Daniel Steadman

Title: Executive Vice President

HENNESSY CORNERSTONE GROWTH FUND, SERIES II, HENNESSY CORNERSTONE LARGE GROWTH FUND and HENNESSY SELECT LARGE VALUE FUND,
each a series of Hennessy Funds Trust

By: ______________________________

Name: Daniel Steadman

Title: Executive Vice President

HENNESSY SELECT SPARX JAPAN FUND and HENNESSY SELECT SPARX JAPAN SMALLER COMPANIES FUND, each a series of Hennessy SPARX Funds Trust

By: ______________________________

Name: Daniel Steadman

Title: Executive Vice President

Schedule 1
of the
Joint Fidelity Bond
Agreement

The Hennessy Funds, Inc.
Hennessy Balanced Fund
Hennessy Total Return Fund

The Hennessy Mutual Funds, Inc.
Hennessy Cornerstone Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Focus 30 Fund

Hennessy Funds Trust
Hennessy Cornerstone Growth Fund, Series II
Hennessy Cornerstone Large Growth Fund
Hennessy Select Large Value Fund

Hennessy SPARX Funds Trust
Hennessy Select SPARX Japan Fund
Hennessy Select SPARX Japan Smaller Companies Fund